UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Item 9.01.	Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on May 24, 2005:

Apollo Investment Corporation

Announces Fiscal Year Ended March 31, 2005 Financial Results

NEW YORK—May 23, 2005—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its first fiscal year ended March 31, 2005. AINV commenced operations on April 8, 2004 after closing its initial public offering of 62,000,000 shares of common stock at $15.00 per share. The primary purpose of the initial public offering was to obtain capital with which to invest primarily in mezzanine loans, senior secured loans and equity investments in U.S. middle-market companies. After deducting underwriting discounts, commissions and offering expenses, Apollo Investment Corporation received net proceeds of $870.2 million or $14.035 per share. At March 31, 2005, our net asset value was $14.27 per share after deducting dividends of $0.485 per share.

HIGHLIGHTS:

Stockholders’ Equity: $892.9 million

Net Asset Value per share: $14.27

4th Fiscal Quarter Operating Results (in thousands, except per share amounts):

Net investment income: $15,559

Net investment income per share: $0.25

Net realized gains: $616

Net unrealized depreciation: $3,850

Dividends to shareholders per share (taxable income): $0.26

Fiscal Year Operating Results (in thousands, except per share amounts):

Net investment income: $25,453

Net investment income per share: $0.41

Net realized gains: $495

Net unrealized appreciation: $18,197

Dividends to shareholders per share (taxable income): $0.485

4th Fiscal Quarter Portfolio Activity:

Cost of investments during period: $163.3 million

Sales, repayments and other exits during period: $46.5 million

Fiscal Year Portfolio Activity:

Cost of investments during period: $894.3 million

Sales, repayments and other exits during period: $71.7 million

Number of portfolio companies at end of period: 35

Portfolio and Investment Activity

During our first fiscal year, we invested $894.3 million in 37 portfolio companies and received principal prepayments of $71.7 million. At March 31, 2005, our net portfolio was invested 51% in subordinated debt/corporate notes, 42% in senior secured loans, 3% in common stock/warrants and 4% in cash equivalents. Our weighted average yield on invested capital was 10.9% at March 31, 2005. The weighted average yield on our invested capital including cash equivalents and before expenses was 10.2% versus 9.3% at December 31, 2004. Weighted average yields on our subordinated debt and senior secured debt were 13.7% and 8.2%, respectively, at March 31, 2005.

For the quarter ended March 31, 2005, investments totaled $163.3 million across ten portfolio companies. This relatively moderate level of activity was a result of slower middle market M&A activity and a robust credit market that in many cases priced risk-reward inappropriately from our standpoint. During the quarter, we invested $40.0 million in ALM Media Holdings, a leading publisher of journals, periodicals and other media to the legal industry. We also invested $19.0 million in Tumi Holdings, a leading international brand in prestige travel and business luggage and personal accessories. Other selected investments were senior secured loans to American Safety Razor,

Goodyear Tire & Rubber, MGM/LOC Acquisition Co., Ranpak Corp., Spectrum Brands (formerly Rayovac), Trout Coal Holdings and Wyle Laboratories. We also increased our positions in Language Line’s subordinated debt during the quarter. Principal repayments during the quarter totaled $46.5 million as our investments in Prestige Brands and United Industries were fully prepaid together with applicable prepayment penalties.

From a market perspective, since quarter end the credit markets have deteriorated. This positions us well to invest our substantial liquid resources at attractive values given our recently closed undrawn $800 million credit facility. Additionally, as we progress further into 2005, we expect to selectively exit some of our initial investments in first lien, senior secured debt, as a source of additional liquidity, in favor of higher yielding second lien and subordinated loans. Our senior secured loans are floating rate investments that have performed well in a rising interest rate environment. At March 31, 2005, our first lien, senior secured debt portfolio totaled $141.7 million and yielded 6.3%.

Chairman and CEO, Michael S. Gross said, “We have concluded our first fiscal year of operations exceeding the objectives we laid out at the time of the initial public offering having invested close to $900 million in a high quality diversified portfolio that is providing attractive early returns to our investors. Throughout the year, we were driven by the efforts and dedication of our investment professionals and our access to invaluable proprietary research, broad network of industry contacts and our deep relationships with middle market sponsors. Our primary objective is to create and maintain a well diversified, performing investment portfolio one credit at a time. In general, we remain comfortable with the annual investment pace we experienced in our first fiscal year, however, we expect that pace to vary quarter to quarter, as it did in this past year. As we proceed into fiscal 2006, we believe our company is well positioned with a diversified portfolio of investments, a strong, flexible balance sheet and an expanding pipeline of opportunities.”

Conference Call at 10:00 a.m. ET on May 24, 2005

The company will host a conference call at 10:00a.m. (ET) on May 24, 2005 to discuss fiscal year financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through June 7, 2005 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 6065935.

Results of Operations

Operating Income

Interest income for the quarter ended March 31, 2005 totaled $21.3 million versus $14.8 million for the quarter ended December 31, 2004. For the period April 8, 2004 (commencement of operations) through March 31, 2005, gross operating income totaled $47.8 million, all of which represented interest income. Origination, closing and/or commitment fees associated with investments in portfolio companies that we receive are accreted into interest income over the respective terms of the applicable loans. For the period from April 8, 2004 (commencement of operations) through March 31, 2005, these fees totaled $4.5 million. Our gross income for the fiscal year also reflects income earned from a significant amount of short-term U.S. Government securities and other temporary investments held during the ramp up period of our portfolio since our initial public offering. Accordingly, our gross income is generally lower than what would normally be earned had we been more fully invested for the entire fiscal year.

Operating Expenses

Operating expenses totaled $5.8 million for the quarter ended March 31, 2005 versus $5.7 million for the quarter ended December 31, 2004. For the period April 8, 2004 (commencement of operations) through March 31, 2005, operating expenses totaled $22.4 million. This amount consisted of investment advisory and management fees, insurance expenses, administrative services expenses, professional fees, directors’ fees and other general and administrative expenses. It also included a non-recurring expense of $252,311 related to the organization of Apollo Investment Corporation.

Net Operating Income

The Company’s net operating income for the quarter ended March 31, 2005 totaled $15.6 million versus $9.1 million for the quarter ended December 31, 2004. For the period from April 8, 2004 (commencement of operations) through March 31, 2005, our net operating income was $25.5 million.

Net Unrealized Appreciation on Investments and Cash Equivalents

For the quarter ended March 31, 2005, the Company had a decrease in net unrealized appreciation of $3.9 million versus an increase of $16.2 million for the quarter ended December 31, 2004. At March 31, 2005, net unrealized appreciation totaled $18.2 million of which $3.9 million was attributable to net unrealized appreciation on our bank debt/senior secured loans, $12.3 million was attributable to our subordinated debt/corporate notes, $1.0 million was attributable to our equity investments and $1.0 million attributable to unrealized appreciation on our forward foreign currency contract used to hedge our foreign exchange rate risk for WDAC Intermediate Corp.

Net Realized Gains/Losses

The Company had exits and repayments totaling $46.5 million for the quarter ended March 31, 2005 versus $25.3 million for the quarter ended December 31, 2004. The net realized gain on investments for the quarter totaled $354 versus a loss of $322 for the quarter ended December 31, 2004. For the period from April 8, 2004 (commencement of operations) through March 31, 2005, we had total principal repayments and exits of $71.7 million and total net realized losses of $658 on our investments. Furthermore, we realized $640,200 from the settlement of our forward foreign currency contract in March 2005 and we incurred net realized losses on the sale of our U.S. Treasury Bills totaling $144,381 during the period from April 8, 2004 (commencement of operations) through March 31, 2005.

Net Increase in Stockholders’ Equity From Operations

For the quarter ended March 31, 2005, the Company had a net increase in stockholders’ equity resulting from operations of $12.3 million versus $25.2 million for the quarter ended December 31, 2004. Our operations generated a total net increase in stockholders’ equity resulting from operations of $44.1 million for the period April 8, 2004 (commencement of operations) through March 31, 2005. Based on our weighted-average shares outstanding, our net change in stockholders’ equity from operations was $0.198 for the quarter ended March 31, 2005 versus $0.406 for the quarter ended December 31, 2004. The net change in stockholders’ equity from operations for the period from April 8, 2004 (commencement of operations) through March 31, 2005 was $0.711 per share.

Dividends

Dividends paid to stockholders for the quarter totaled $16.2 million or $0.26 per share versus $11.2 million or $0.18 per share for the quarter ended December 31, 2004. For the period April 8, 2004 (commencement of operations) through March 31, 2005, dividends paid to stockholders totaled $30.2 million or $0.485 per share. Please look for our first fiscal quarter’s dividend announcement in mid June 2005. With respect to the dividends paid to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

Subsequent Event

Shortly after our fiscal year end, we increased our capital resources by closing on an $800 million, multi-currency, five year, senior secured credit facility with a group of six relationship banks. The credit agreement also provides for the ability of us to seek additional commitments in an aggregate amount of up to $400 million. The interest rate applicable to borrowings under this credit facility will be LIBOR plus 100 basis points. We expect this significant capital resource to provide us with the flexibility to take advantage of market opportunities when they arise and to provide us with a strong balance sheet as we move into our second fiscal year of operations.

APOLLO INVESTMENT CORPORATION

BALANCE SHEET

March 31, 2005

(in thousands, except per share amounts)

Assets

Cash	$5,208
Investments, at fair value (cost - $821,232)	838,482
Cash equivalents, at fair value (cost - $873,061)	873,056
Interest receivable, at value*	14,805
Unrealized appreciation on forward foreign currency contract	978
Prepaid expenses and other assets	855

Total assets	$1,733,384

Liabilities

Payable for investments and cash equivalents purchased	$834,891
Management fee payable	4,492
Accrued expenses	1,115

Total liabilities	$840,498

Stockholders’ Equity

Common stock, par value $.001 per share, 100,000,000 common shares authorized, 62,554,976 issued and outstanding	$63
Paid-in capital in excess of par	878,838
Accumulated net investment income**	26,093
Dividends paid to stockholders	(30,160)
Accumulated net realized losses**	(145)
Net unrealized appreciation	18,197

Total stockholders’ equity	$892,886

Total liabilities and stockholders’ equity	$1,733,384

*	Value reflects unrealized depreciation of $26 (in thousands).

**	Reflects reclassification of $640 (in thousands) in realized gains from forward foreign currency contract to ordinary income in accordance with Statement of Position 93-2.

APOLLO INVESTMENT CORPORATION

STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31, 2005	April 8, 2004* through March 31, 2005
INVESTMENT INCOME:
Interest	$21,321	$47,833

EXPENSES:
Management fees	$4,429	$17,315
General and administrative expenses	1,333	5,065

Total expenses	5,762	22,380

Net investment income	$15,559	$25,453

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments	0	(1)
Forward foreign currency contract	640	640
Cash equivalents	(24)	(144)

Net realized gains	616	495

Net unrealized gain (loss):
Investments	(5,190)	17,250
Cash equivalents	8	(5)
Forward foreign currency contract	1,366	978
Other assets	(34)	(26)

Net unrealized gain (loss)	(3,850)	18,197

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currency contracts and other assets	(3,234)	18,692

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$12,325	$44,145

EARNINGS PER COMMON SHARE	$0.20	$0.71

*	Commencement of operations

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212-515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	May 24, 2005